SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2002

DENDREON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-30681	22-3203193
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

3005 First Avenue
Seattle, Washington 98121
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (206) 256-4545

Item 5.    Other Events

Pursuant to the Collaborative Development and Marketing Agreement entered into in August 2002 between Genentech, Inc. and Dendreon Corporation (the “Company”), Genentech paid to the Company the sum of $1,000,000 on August 14, 2002. Pursuant to its Equity Investment Agreement with the Company which was entered into in July 2002, Genentech purchased $2,000,000 of the Company’s common stock on August 15, 2002. The purchase price for the shares was the average closing price for a share of the Company’s common stock as reported on the Nasdaq National Market for the thirty (30) working days prior to and including August 14, 2002, or $1.97 per share.

The shares of the Company’s common stock received by Genentech are not registered and are subject to restrictions on resale or other transfer by Genentech under the Securities Act of 1933, as amended (the “Act”). The certificate representing the shares will contain an appropriate legend to reflect restrictions on the resale or other transfer of the common stock by Genentech imposed by the Act. Under the Equity Investment Agreement, Genentech has “piggyback” registration rights with respect to the shares it purchased.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DENDREON CORPORATION

Dated: August 16, 2002	By:	/S/ MARTIN A. SIMONETTI
Martin A. Simonetti Senior Vice President, Finance Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer and Duly Authorized Officer)

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